STAG INDUSTRIAL ANNOUNCES FIRST QUARTER 2022 RESULTS

Boston, MA — May 3, 2022 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the quarter ended March 31, 2022.

"As previously announced, I will be moving to the Executive Chair role on July 1st,” said Ben Butcher, Chief Executive Officer of the Company. “Bill Crooker, currently our President, will succeed me as CEO. I have full confidence in him, the rest of the STAG team and the direction of the Company."

First Quarter 2022 Highlights

•Reported $0.30 of net income per basic and diluted common share for the first quarter of 2022, compared to $0.13 of net income per basic and diluted common share for the first quarter of 2021. Reported $52.8 million of net income attributable to common stockholders for the first quarter of 2022, compared to net income attributable to common stockholders of $20.9 million for the first quarter of 2021.

•Achieved $0.53 of Core FFO per diluted share for the first quarter of 2022, an increase of 8.2% compared to first quarter 2021 Core FFO per diluted share of $0.49. Generated Core FFO of $97.1 million for the first quarter of 2022, compared to $79.8 million for the first quarter of 2021, an increase of 21.6%.

•Produced Cash NOI of $122.9 million for the first quarter of 2022, an increase of 18.6% compared to the first quarter of 2021 of $103.7 million.

•Produced Same Store Cash NOI of $103.6 million for the first quarter of 2022, an increase of 4.8% compared to the first quarter of 2021 of $98.8 million.

•Produced Cash Available for Distribution of $82.4 million for the first quarter of 2022, an increase of 13.8% compared to the first quarter of 2021 of $72.5 million.

•Acquired eight buildings in the first quarter of 2022, consisting of 1.8 million square feet, for $166.4 million, with a Cash Capitalization Rate of 5.0% and a Straight-Line Capitalization Rate of 5.2%.

•Sold one building and one land parcel in the first quarter of 2022, consisting of 237,500 square feet for $36.1 million, resulting in a net gain of $24.0 million.

•Achieved an Occupancy Rate of 96.9% on the total portfolio and 97.3% on the Operating Portfolio as of March 31, 2022.

•Commenced Operating Portfolio leases of 3.1 million square feet for the first quarter of 2022, resulting in a Cash Rent Change and Straight-Line Rent Change of 15.2% and 25.1%, respectively.

•Experienced 58.4% Retention for 3.4 million square feet of leases expiring in the quarter.

•Subsequent to quarter end, on April 28, 2022, originated $400 million of fixed rate senior unsecured notes in a private placement offering.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, Wednesday, May 4, 2022 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.

Key Financial Measures

FIRST QUARTER 2022 KEY FINANCIAL MEASURES

	Three months ended March 31,
Metrics	2022	2021	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$52,764	$20,931	152.1%
Net income per common share — basic	$0.30	$0.13	130.8%
Net income per common share — diluted	$0.30	$0.13	130.8%
Cash NOI	$122,948	$103,678	18.6%
Same Store Cash NOI (1)	$103,552	$98,783	4.8%
Adjusted EBITDAre	$113,004	$94,449	19.6%
Core FFO	$97,105	$79,839	21.6%
Core FFO per share / unit — basic	$0.54	$0.49	10.2%
Core FFO per share / unit — diluted	$0.53	$0.49	8.2%
Cash Available for Distribution	$82,444	$72,458	13.8%
 (1) The Same Store pool accounted for 85.9% of the total portfolio square footage as of March 31, 2022.

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended March 31, 2022, the Company acquired eight buildings for $166.4 million with an Occupancy Rate of 96.4% upon acquisition. The chart below details the acquisition activity for the quarter:

FIRST QUARTER 2022 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Kansas City, MO	1/6/2022	702,000	1	$60,428	5.0
Chicago, IL	1/31/2022	72,499	1	8,128	7.1
Columbus, OH	2/8/2022	138,213	1	11,492	4.9
Cleveland, OH	2/8/2022	136,800	1	13,001	4.6
Nashville, TN	3/10/2022	109,807	1	12,810	3.7
Greenville/Spartanburg, SC	3/10/2022	289,103	1	28,274	5.1
Memphis, TN	3/18/2022	195,622	1	15,828	9.9
Greenville/Spartanburg, SC	3/18/2022	155,717	1	16,390	2.9
Total / weighted average		1,799,761	8	$166,351	5.3	5.0%	5.2%

The chart below details the 2022 acquisition activity and Pipeline through May 3, 2022:

2022 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Q1	1,799,761	8	$166,351	5.3	5.0%	5.2%
Total / weighted average	1,799,761	8	$166,351	5.3	5.0%	5.2%

As of May 3, 2022
Subsequent to quarter-end acquisitions	1.0 million	5	$97.2 million

Pipeline	29.8 million	174	$3.7 billion

The chart below details the disposition activity for the three months ended March 31, 2022:

2022 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	237,500	1	$36,115
Total	237,500	1	$36,115
Note: The chart above includes one parcel of land sold in the first quarter of 2022 for $190,000.

Leasing Activity

The chart below details the leasing activity for leases commenced during the three months ended March 31, 2022:

FIRST QUARTER 2022 OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	Lease Count	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	1,179,224	10	7.1	$6.04	$6.44	$2.46	$1.15	25.0%	36.4%
Renewal Leases	1,960,672	19	5.9	$4.97	$5.32	$0.51	$0.44	8.9%	17.9%	58.4%
Total / weighted average	3,139,896	29	6.3	$5.37	$5.74	$1.25	$0.71	15.2%	25.1%

Additionally, for the three months ended March 31, 2022, leases commenced totaling 511,236 square feet related to Value Add assets and first generation leasing. These are excluded from the Operating Portfolio statistics above.

Capital Markets Activity

The chart below details the ATM program activity for the three months ended March 31, 2022:

2022 ATM ACTIVITY

2016 DISPOSITIONS
Equity	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds ($000s)	Net Proceeds ($000s)
Q1	128,335	$45.03	$5,779	$5,721
Total / weighted average	128,335	$45.03	$5,779	$5,721

On March 29, 2022, the Company physically settled a forward sale agreement for 1,200,000 shares related to the over-allotment option from the November 2021 public common stock offering for net proceeds of $49.7 million.

As of March 31, 2022, net debt to annualized Run Rate Adjusted EBITDAre was 5.1x and Liquidity was $397.1 million.

On April 28, 2022, the Company entered into a note purchase agreement to issue $400 million of fixed rate senior unsecured notes in a private placement offering with an interest rate of 4.12% and a ten-year term maturing on June 28, 2032.

Conference Call

The Company will host a conference call tomorrow, Wednesday, May 4, 2022, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13728511.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package with additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	March 31, 2022	December 31, 2021
Assets
Rental Property:
Land	$626,385	$617,297
Buildings and improvements, net of accumulated depreciation of $650,370 and $611,867, respectively	4,535,725	4,435,743
Deferred leasing intangibles, net of accumulated amortization of $288,640 and $282,038, respectively	561,267	567,658
Total rental property, net	5,723,377	5,620,698
Cash and cash equivalents	34,830	18,981
Restricted cash	3,175	4,215
Tenant accounts receivable	98,320	93,600
Prepaid expenses and other assets	64,308	60,953
Interest rate swaps	27,696	5,220
Operating lease right-of-use assets	29,151	29,582
Total assets	$5,980,857	$5,833,249
Liabilities and Equity
Liabilities:
Unsecured credit facility	$384,000	$296,000
Unsecured term loans, net	970,925	970,577
Unsecured notes, net	897,058	896,941
Mortgage notes, net	54,190	54,744
Accounts payable, accrued expenses and other liabilities	72,726	76,475
Interest rate swaps	2,298	17,052
Tenant prepaid rent and security deposits	36,062	37,138
Dividends and distributions payable	22,282	21,906
Deferred leasing intangibles, net of accumulated amortization of $22,245 and $21,136, respectively	33,712	35,721
Operating lease liabilities	32,725	33,108
Total liabilities	2,505,978	2,439,662
Equity:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized at March 31, 2022 and December 31, 2021; none issued or outstanding	—	—
Common stock, par value $0.01 per share, 300,000,000 shares authorized at March 31, 2022 and December 31, 2021, 179,211,305 and 177,769,342 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	1,792	1,777
Additional paid-in capital	4,179,361	4,130,038
Cumulative dividends in excess of earnings	(805,400)	(792,332)
Accumulated other comprehensive income (loss)	24,652	(11,783)
Total stockholders’ equity	3,400,405	3,327,700
Noncontrolling interest	74,474	65,887
Total equity	3,474,879	3,393,587
Total liabilities and equity	$5,980,857	$5,833,249

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended March 31,
	2022	2021
Revenue
Rental income	$158,601	$133,825
Other income	608	170
Total revenue	159,209	133,995
Expenses
Property	31,775	27,002
General and administrative	12,313	12,790
Depreciation and amortization	67,366	58,407
Other expenses	497	852
Total expenses	111,951	99,051
Other income (expense)
Interest and other income	34	32
Interest expense	(17,259)	(15,358)
Debt extinguishment and modification expenses	—	(679)
Gain on the sales of rental property, net	23,955	6,409
Total other income (expense)	6,730	(9,596)
Net income	$53,988	$25,348
Less: income attributable to noncontrolling interest after preferred stock dividends	1,162	473
Net income attributable to STAG Industrial, Inc.	$52,826	$24,875
Less: preferred stock dividends	—	1,289
Less: redemption of preferred stock	—	2,582
Less: amount allocated to participating securities	62	73
Net income attributable to common stockholders	$52,764	$20,931
Weighted average common shares outstanding — basic	177,827	158,430
Weighted average common shares outstanding — diluted	178,065	159,126
Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.30	$0.13
Net income per share attributable to common stockholders — diluted	$0.30	$0.13

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended March 31,
	2022	2021
NET OPERATING INCOME RECONCILIATION
Net income	$53,988	$25,348
General and administrative	12,313	12,790
Depreciation and amortization	67,366	58,407
Interest and other income	(34)	(32)
Interest expense	17,259	15,358
Debt extinguishment and modification expenses	—	679
Other expenses	497	852
Gain on the sales of rental property, net	(23,955)	(6,409)
Net operating income	$127,434	$106,993

Net operating income	$127,434	$106,993
Rental property straight-line rent adjustments, net	(4,402)	(4,789)
Amortization of above and below market leases, net	(84)	1,474
Cash net operating income	$122,948	$103,678

Cash net operating income	$122,948
Cash NOI from acquisitions' and dispositions' timing and other	(1,066)
Run Rate Cash NOI	$121,882

Same Store Portfolio NOI
Total NOI	$127,434	$106,993
Less: NOI non-same-store properties	(19,922)	(2,534)
Termination, solar and other adjustments, net	(918)	(337)
Same Store NOI	$106,594	$104,122
Less: straight-line rent adjustments, net	(3,101)	(5,638)
Plus: amortization of above and below market leases, net	59	299
Same Store Cash NOI	$103,552	$98,783

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$53,988	$25,348
Depreciation and amortization	67,366	58,407
Interest and other income	(34)	(32)
Interest expense	17,259	15,358
Gain on the sales of rental property, net	(23,955)	(6,409)
EBITDAre	$114,624	$92,672

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$114,624	$92,672
Straight-line rent adjustments, net	(4,450)	(5,734)
Amortization of above and below market leases, net	(84)	1,474
Non-cash compensation expense	3,249	4,615
Non-recurring other items	(335)	743
Debt extinguishment and modification expenses	—	679
Adjusted EBITDAre	$113,004	$94,449

Adjusted EBITDAre	$113,004
Adjusted EBITDAre from acquisitions' and dispositions' timing and other	(386)
Run Rate Adjusted EBITDAre	$112,618

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended March 31,
	2022	2021
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$53,988	$25,348
Rental property depreciation and amortization	67,313	58,339
Gain on the sales of rental property, net	(23,955)	(6,409)
Funds from operations	$97,346	$77,278
Preferred stock dividends	—	(1,289)
Redemption of preferred stock	—	(2,582)
Amount allocated to restricted shares of common stock and unvested units	(157)	(237)
Funds from operations attributable to common stockholders and unit holders	$97,189	$73,170

Funds from operations attributable to common stockholders and unit holders	$97,189	$73,170
Amortization of above and below market leases, net	(84)	1,474
Non-recurring dead deal costs and other	—	432
Debt extinguishment and modification expenses	—	679
Redemption of preferred stock	—	2,582
Retirement plan adoption	—	1,502
Core funds from operations	$97,105	$79,839

Weighted average common shares and units
Weighted average common shares outstanding	177,827	158,430
Weighted average units outstanding	3,660	3,132
Weighted average common shares and units - basic	181,487	161,562
Dilutive shares	238	696
Weighted average common shares, units, and other dilutive shares - diluted	181,725	162,258
Core funds from operations per share / unit - basic	$0.54	$0.49
Core funds from operations per share / unit - diluted	$0.53	$0.49

CASH AVAILABLE FOR DISTRIBUTION RECONCILIATION
Core funds from operations	$97,105	$79,839
Non-rental property depreciation and amortization	53	68
Straight-line rent adjustments, net	(4,450)	(4,676)
Capital expenditures	(7,386)	(3,822)
Capital expenditures reimbursed by tenants	(153)	(368)
Lease commissions and tenant improvements	(6,838)	(3,685)
Non-cash portion of interest expense	864	487
Non-cash compensation expense	3,249	4,615
Cash available for distribution	$82,444	$72,458

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as capital expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Cash Available for Distribution: Cash Available for Distribution represents Core FFO, excluding non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense, and deducts capital expenditures reimbursed by tenants, capital expenditures, leasing commissions and tenant improvements, and severance costs.

Cash Available for Distribution should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements.

Cash Available for Distribution excludes, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, our calculation of Cash Available for Distribution may not be comparable to similarly titled measures disclosed by other REITs.

Cash Capitalization Rate: We define Cash Capitalization Rate as calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2021.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease commenced during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre), Adjusted EBITDAre, Annualized Adjusted EBITDAre, and Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, interest and other income, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes straight-line rent adjustments, non-cash compensation expense, amortization of above and below market leases, net, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four.

We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Funds from Operations (FFO) and Core FFO: We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (losses) from sales of land, impairment write-downs of depreciable real estate, rental property depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO excludes amortization of above and below market leases, net, debt extinguishment and modification expenses, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, and non-recurring other expenses.

None of FFO or Core FFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO similarly as FFO.

However, because FFO and Core FFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculation of Core FFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: We define GAAP as generally accepted accounting principles in the United States.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Market: We define Market as the market defined by CoStar based on the building address. If the building is located outside of a CoStar defined market, the city and state is reflected.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less rental property straight-line rent adjustments and less amortization of above and below market leases, net.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income, solar income and revenue associated with one-time tenant reimbursements of capital expenditures. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us, and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.

Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all warehouse and light manufacturing assets that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office assets, assets contained in the Value Add Portfolio, and assets classified as held for sale.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for 12 months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration, or (iii) an early renewal or workout, which ultimately does extend the original term for 12 months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented. Same Store GAAP NOI and Same Store Cash NOI exclude termination fees, solar income, and revenue associated with one-time tenant reimbursements of capital expenditures.

Stabilization: We define Stabilization for assets under development or redevelopment to occur as the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:
•if acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;
•if acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-Line Capitalization Rate: We define Straight-Line Capitalization Rate as calculated by dividing (i) the Company’s estimate of average annual net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2021.

Straight-Line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease that commenced during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:
•less than 75% occupied as of the acquisition date;
•will be less than 75% occupied due to known move-outs within two years of the acquisition date;
•out of service with significant physical renovation of the asset;
•development.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2021, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.